As filed with the Securities and Exchange Commission on January 9, 1997
                                                      Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                 ---------------

                                   LIBBEY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      Delaware                                         34-1559357
(State of incorporation)                   (I.R.S. Employer Identification No.)


                                 P.O. BOX 10060
                               300 MADISON AVENUE
                             TOLEDO, OHIO 43699-0060
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                   LIBBEY INC. LONG-TERM SAVINGS PLAN & TRUST
                            (FULL TITLE OF THE PLAN)
                               ------------------


Arthur H. Smith                      Copies to:   Carl E. Witschy, Esq.
Vice President, General Counsel and Secretary     Latham & Watkins
Libbey Inc.                                       233 South Wacker, Suite 5800
P.O. Box 10060                                    Chicago, Illinois  60606
300 Madison Avenue                                (312) 876-7700
Toledo, Ohio  43699-0060
(419) 325-2100

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE


================================================================================================================================
                                                              Proposed maximum      Proposed maximum
                                            Amount to be      offering price per    aggregate offering    Amount of registration
Title of securities to be registered (1)    registered        share (2)             price                 fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      200,000 shares    $27.3125              $5,462,500            $1,655.30
================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices reported on the New York Stock Exchange for the Company's Common Stock on January 6, 1997 as set forth in Rule 457(c).

PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by Libbey Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) The Company's annual report on Form 10-K for the year ended December 31, 1995;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995.

         (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-1 as filed with the Commission on April 23, 1993 and all amendments thereto.

         All reports and other documents subsequently filed by the Company or the Libbey Inc. Long-Term Savings Plan & Trust (the "Plan") pursuant to Sections 13, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

         Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to


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any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         The Certificate of Incorporation and the Bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by applicable law.

         The Company may enter into contracts with its officers and directors requiring the Company to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in the manner he or she believed to be in or not opposed to the best interest of such corporation, and (ii) to advance expenses in any action, provided that such officer or director agrees to reimburse the corporation if it is ultimately determined that he or she was not entitled to indemnification. The contracts also require the Company to (i) indemnify such officers and directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such officer or director was not entitled to indemnification under applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in order to secure a determination letter in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



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



                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






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



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, Ohio on this 9th day of January, 1997.

                                   Libbey Inc.



                                   By: /s/ Arthur H. Smith
                                       -----------------------------------------
                                       Arthur H. Smith
                                       Vice-President, General Counsel and
                                       Secretary


                                POWER OF ATTORNEY

                  We the undersigned directors and officers of Libbey Inc. and each of us, do hereby constitute and appoint Arthur H. Smith and Kenneth G. Wilkes, or either of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities listed below, which attorneys and agents or any of them may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                          Title                      Date
    ---------                          -----                      ----

/s/ John F. Meier              Chairman of the Board and      January 9, 1997
-------------------------      Chief Executive Officer
John F. Meier

/s/ Richard I. Reynolds        Executive Vice President,      January 9, 1997
-------------------------      Chief Operating Officer and
Richard I. Reynolds            Director


/s/ Kenneth G. Wilkes          Vice President, Chief          January 9, 1997
-------------------------      Financial Officer and
Kenneth G. Wilkes              Treasurer


/s/ William A. Foley           Director                       January 6, 1997
-------------------------
William A. Foley

/s/ Joseph H. Lemieux          Director                       January 7, 1997
-------------------------
Joseph H. Lemieux

                                   Director
-----------------------------
Terry L. Wilkison

                                   Director
-----------------------------
Peter C. McC. Howell

/s/ Gary L. Moreau                 Director            January 7, 1997
-----------------------------
Gary L. Moreau

                                 PLAN SIGNATURE

         Pursuant to the requirements of the Securities Act, the Libbey Inc. Long-Term Savings Plan & Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, Ohio, on the 9th day of January, 1997.

                                      LIBBEY INC. LONG-TERM SAVINGS PLAN & TRUST
                                      By:      Plan Administrator



                                      By: /s/ George W. Templin
                                         -------------------------------
                                         George W. Templin
                                         Libbey Inc. Employee Benefits Committee

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------


4(a)              Restated Certificate of Incorporation of the Company (filed as
                  Exhibit 3.1 to the Registration Statement of the Company on Form S-1 (No. 33-61508) and incorporated herein by reference).

4(b)              Restated By-laws of the Company (filed as Exhibit 3.2 to the
                  Registration Statement of the Company on Form S-1 (No.
                  33-61508) and incorporated herein by reference).

4(c)              Libbey Inc. Long-Term Savings Plan & Trust.

4(d)              Adoption Agreement for Libbey Inc. Long-Term Savings Plan &
                  Trust.

5 Opinion of Latham & Watkins regarding the legality of the securities being offered.

23(a)             Consent of Ernst & Young LLP.

23(b) Consent of Latham & Watkins (included in that opinion filed as Exhibit 5).

24 Power of Attorney (included in the signature pages of the Registration Statement).